UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2019

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On July 1, 2019, Swisher Hygiene Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission noting in part that following a motion filed with the Court of Chancery of the State of Delaware (the “Delaware Court”), the Company’s existence had been continued under Section 278 of the General Corporation Law of the State of Delaware (“DGCL”) until September 30, 2019 to give the Company additional time to complete the winding up process under Section 278 of the DGCL. Following a status conference with the Delaware Court on August 7, 2019, the Company determined that the winding up process would not be completed by September 30, 2019, and on August 13, 2019 filed a motion with the Delaware Court requesting approval of a further continuance of the Company’s corporate existence until March 31, 2020, to enable the Company to complete the winding up process. The Company’s motion for further continuance until March 31, 2020 was granted by the Delaware Court on August 14, 2019. In the event additional time to complete the winding up process becomes necessary, the Company will petition the Delaware Court to continue the Company’s existence beyond March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: August 22, 2019	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary